EXHIBIT 3.1

                    ARTICLES OF INCORPORATION

                               OF

                       CORRAL UNITED, INC.




KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned do hereby associate themselves into a corporation, under and by virtue of the Nevada Revised
Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

                           ARTICLE I
                           _________

          The name of the corporation is CORRAL UNITED, INC.

                           ARTICLE II
                           __________

          The location of the principal office of the corporation in the State of Nevada is 241 Ridge Street, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

                           ARTICLE III
                           ___________

          The purpose for which said corporation is formed is to engage in any lawful activity.

                           ARTICLE IV
                           __________

          The amount of the authorized capital stock of this corporation is 25,000,000 shares with $.001 par value.

          Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefor shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonasssessable forever, and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any pre-emtive rights.


                           ARTICLE V
                           _________

          Members of the governing board shall be known as "Directors," and the number thereof shall not be less than three
(3) nor more than nine (9), the exact number to be fixed by the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

                           ARTICLE VI
                           __________

          The names and addresses of the first Board of Directors of the corporation, which are three (3), are as follows:

                      Linda B. Eller
                      955 Eden Court
                      Reno, Nevada 89509

                      Betty E. Presley
                      2230 Roundhouse Road
                      Sparks, Nevada 89431

                      Shirley Littlejohns
                      435 Emerson Way
                      Sparks, Nevada 89431

                           ARTICLE VII
                           ___________

          The stock of this corporation, after the amount of the subscription price, or par value has been fully paid in, shall be nonassessable forever, and shall not be subject to pay the debts of the corporation.

                           ARTICLE VIII
                           ____________

          The names and addresses of the subscribers signing these Articles of Incorporation are as follows:

                      Linda E. Eller
                      955 Eden Court
                      Reno, Nevada 89509

                      Betty E. Presley
                      2230 Roundhouse Road
                      Sparks, Nevada 89431

                      Shirley Littlejohns
                      435 Emerson Way
                      Sparks, Nevada 89431


                           ARTICLE IX
                           __________

          The corporation is to have perpetual existence.

                           ARTICLE X
                           _________

          A resolution, in writing, signed by all of the members of the Board of Directors of the corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

                            ARTICLE XI
                            __________

          The Directors shall have the power to make and alter the By-laws of the corporation. By-laws so made by the Directors under the power so conferred may be altered, amended or repealed by the Directors or by the Stockholders at any meeting called and held for that purpose.

          IN WITNESS WHEREOF, we have hereunto set our hands and executed these Articles of Incorporation this 4 day of June, 1980.

                                   /s/ Linda B. Eller
                                   _____________________________
                                   Linda B. Eller

                                   /s/ Betty E. Presley
                                   _____________________________
                                   Betty E. Presley

                                   /s/ Shirley Littlejohns
                                   _____________________________
                                   Shirley Littlejohns

STATE OF NEVADA  )
                 )  ss.
COUNTY OF WASHOE )

          On this 4 day of June, 1980, personally appeared before the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, Linda B. Eller, Betty E. Presley, and Shirley Littlejohns, known to me to be the persons described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Julia Braly
                                  _____________________________
                                  Notary Public

                   CERTIFICATE OF AMENDMENT OF

                    ARTICLES OF INCORPORATION

                               OF

                      CORRAL UNITED, INC.

          The undersigned hereby certify as follows:

          1.  That they are the original incorporators of CORRAL
UNITED, INC.

          2. That the Articles of Incorporation were filed in the Office of the Secretary of State, State of Nevada, on the 11th day of June, 1980.

          3. That as of the date of this certificate, no part of the capital of the corporation has been paid.

          4. That at a meeting of the officers and directors of said corporation duly held at 241 Ridge Street, Suite 440, Reno,
Nevada, on June 15, 1980, the following resolution was unanimously adopted:

         That the Articles of Incorporation shall be, and hereby are, amended to read as follows:

                            ARTICLE I
                            _________

          "The name of the corporation is JACKPOT, INC."

                            ARTICLE IV
                            __________

          "The amount of the authorized capital stock of this corporation is 15,000,000 shares with a par value of $.01 per share."

          "Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefore shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any pre-emptive rights."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment to Articles of Incorporation this 15th day of June, 1980.

                                  /s/ Shirley Littlejohns
                                  _______________________________
                                  SHIRLEY LITTLEJOHNS

                                  /s/ Linda B. Eller
                                  _______________________________
                                  LINDA B. ELLER

                                  /s/ Betty Presley
                                  _______________________________
                                  BETTY PRESLEY

STATE OF NEVADA,  )
                  )  ss
COUNTY OF WASHOE. )

          On this 15th day of June, 1980, personally appeared before me, a Notary Public, Shirley Littlejohns, Linda B. Eller and Betty Presley, who acknowledged that they executed the foregoing Certificate of Amendment to Articles of Incorporation.

                                  /s/ Sarah Jo Smithson
                                  _______________________________
                                  Notary Public

                   CERTIFICATE OF AMENDMENT OF

                    ARTICLES OF INCORPORATION

                               OF

                          JACKPOT, INC.

          The undersigned hereby certify as follows:

          1. That they are the President and Assistant Secretary of JACKPOT, INC.

          2.  That the sole stockholder of JACKPOT, INC., BRISTOL
GAMING CORPORATION, consented to the adoption of the resolution below on February 4, 1981.

          3. That at a meeting of the officers and directors of said corporation duly held at 241 Ridge Street, Suite 440, Reno,
Nevada, on February 24, 1981, the following resolution was unanimously adopted:

          That Articles I and IV of the Articles of Incorporation shall be, and hereby are, amended to read as follows:

                            ARTICLE I
                            _________

          "The name of the corporation is JACKPOT ENTERPRISES, INC."

                            ARTICLE IV
                            __________

          "The amount of the authorized capital stock of this corporation is 15,000,000 common shares with a par value of $.01 per share and 1,000,000 preferred shares with a par value of $1.00 per share."

          "The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion."

          "Any and all shares of stock of this corporation of any class shall be paid as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefore shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever, and the judgement of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any pre-emptive rights."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment to Articles of Incorporation this 25th day of February, 1981.

                           /s/ Neil Rosenstein
                           ___________________________________
                           NEIL ROSENSTEIN, President

                           /s/ Alvin J. Hicks
                           ___________________________________
                           ALVIN J. HICKS, Assistant Secretary

State of Nevada, )
                 )  ss.
County of Clark. )

          On this 5 day of March, 1981, personally appeared before me, a Notary Public, Neil Rosenstein, as President of the above corporation, who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation.

                           /s/ Lillian Schneider
                           ___________________________________
                           Notary Public

State of Nevada.  )
                  )  ss.
County of Washoe. )

          On this 25 day of February, 1981, personally appeared before me, a Notary Public, Alvin J. Hicks, as Assistant
Secretary of the above corporation, who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation.

                           /s/ Sarah Jo Smithson
                           ___________________________________
                           Notary Public

                   CERTIFICATE OF AMENDMENT TO

                  ARTICLES OF INCORPORATION OF

                    JACKPOT ENTERPRISES, INC

          The undersigned hereby certify as follows:

     1.  That they are the President and Secretary of JACKPOT
ENTERPRISES, INC.

     2. That the Articles of Incorporation were filed in the Office of the Secretary of State of the State of Nevada on the 11th day of June, 1980, and in the Office of the Washoe County Clerk on the 17th day of July, 1980; and Certificates of Amendment to Articles of Incorporation were filed on July 29, 1980 and March 25, 1981.

     3. That at the Annual Meeting of Stockholders held on the 9th day of December, 1987, the stockholders voted, either in person or by proxy, to adopt the amendment as set forth and recommended by the Board of Directors. The amendment to add
Article XII was adopted by 3,378,416 shares of common stock voting in favor and 281,189 shares of common stock opposed. There were a total of 4,579,278 shares of common stock outstanding and entitled to vote at the Annual Meeting of Stockholders.

     4. That Article XII be added to the Articles of Incorporation as follows:

                           ARTICLE XII
                           ___________

          Directors and officers of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If the Nevada Revised Statutes are amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended.

          Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the corporation shall not adversely effect any right or protection of a director or officer of the corporation with respect to any acts or omissions occurring prior to the time of such repeal or modification.

          The provisions of this Article shall not be deemed to limit or preclude indemnification of a director or officer by the corporation for any liability of a director or officer which has not been eliminated by the provisions of this Article.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 9th day of December, 1987.


STATE OF NEVADA  )
                 )  ss.
COUNTY OF WASHOE )

     On this 9th day of December, 1987, personally appeared a Notary Public, NEIL ROSENSTEIN, as President of Jackpot Enterprises, Inc., who acknowledged that he executed the Certificate of Amendment to Articles of Incorporation of said corporation.

                             /s/ Neil Rosenstein
                             _______________________________
                             NEIL ROSENSTEIN, President

                             /s/ Allan R. Tessler
                             _______________________________
                             ALLAN R. TESSLER, Secretary

                             /s/ Alvin J. Hicks
                             _______________________________
                             Notary Public

STATE OF NEVADA  )
                 )  ss.
COUNTY OF WASHOE )

     On this 9th day of December, 1987, personally appeared before me, a Notary Public, ALLAN R. TESSLER, as Secretary of Jackpot Enterprises, Inc., who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

                             /s/ Alvin J. Hicks
                             _______________________________
                             Notary Public

                    CERTIFICATE OF AMENDMENT
                             OF THE
                   ARTICLES OF INCORPORATION
                              OF
                    JACKPOT ENTERPRISES, INC.

     The undersigned certify as follows:

     1.  That they are the Executive Vice President and
Secretary, respectively, of JACKPOT ENTERPRISES, INC., a Nevada corporation (the "Corporation").

     2. That at a meeting of the Board of Directors of the Corporation held on November 15, 1993, the Board of Directors authorized the following amendment to the Corporation s Articles of Incorporation:

     RESOLVED, that ARTICLE IV of the Company s Articles of Incorporation shall be amended such that the first paragraph thereof shall be deleted in its entirety and replaced with the following:

          "The amount of the authorized capital stock of this corporation is 30,000,000 common shares with a par value of $.0l per share and 1,000,000 preferred shares with a par value of $1.00."

    3. That at a meeting of the stockholders of the Corporation held on January 6, 1994, the stockholders voted to adopt the foregoing amendment to the Corporation s Articles of Incorporation. The amendment was approved by the holders of 7,547,494 shares of the Corporation s $.01 par value common stock, representing approval of the amendment by the holders of 82 % of the shares entitled to vote with respect to such amendment. The total number of outstanding shares of common stock of Corporation having voting power with respect to such amendment is 9,194,223.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Articles of Incorporation effective as of the 6th day of January, 1994.


                            /s/ Jeffrey L. Gilbert
                            _________________________________
                            Jeffrey L. Gilbert
                            Executive Vice President

                            /s/ Alvin J. Hicks
                            _________________________________
                            Alvin J. Hicks
                            Secretary


STATE OF NEVADA, )
                 ) ss.
COUNTY OF WASHOE.)

     On this 5th day of January, 1994, personally appeared before me, a Notary Public, Jeffrey L. Gilbert, Executive Vice President of Jackpot Enterprises, Inc. who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

                            /s/ Laura J. Lucas
                            _________________________________
                            Notary Public

STATE OF NEVADA, )
                 ) ss.
COUNTY OF WASHOE.)

     On this 5th day of January, 1994, personally appeared before me, a Notary Public, Alvin J. Hicks, Secretary of Jackpot
Enterprises, Inc., who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

                            /s/ Laura J. Lucas
                            _________________________________
                            Notary Public

                   CERTIFICATE OF DESIGNATIONS
                               OF
                 SERIES A JUNIOR PREFERRED STOCK
                               OF
                    JACKPOT ENTERPRISES, INC.

          We, Frederick Sandvick, Executive Vice President and
A. J. Hicks, Secretary of JACKPOT ENTERPRISES, INC., a corporation organized and existing under the General
Corporation Law of Nevada (the "Company"), in accordance with the provisions of Section 78.195 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Company (the "Board") by the Articles of Incorporation of the Company, the Board on July 11, 1994 adopted the following resolution which creates a series of shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:

     RESOLVED, that pursuant to Section 78.195 of the General Corporation Law of Nevada and the authority vested in the Board of Directors of the Company in accordance with the provisions of ARTICLE IV of the Articles of Incorporation of the Company, a series of Preferred Stock of the Company be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock"
(the "Series A Preferred Stock") and the number of shares constituting such series shall be 150,000.

          Section 2. Dividends and Distributions.

          (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of any class of Common Stock, on the last day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after July 15, 1994 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

          (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          Section 3.  Voting Rights. The holders of shares of
Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after July 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Articles of Incorporation or By-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) In the event that the Preferential dividends accrued on the series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Articles of Incorporation or the authorizing resolutions included in any Certificate of Designation therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

          (D) Except as otherwise required by the Articles of Incorporation or By-laws or set forth herein, holders of Series A Preferred STock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

               (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock; or

               (iv)  purchase or otherwise acquire for
     consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

          (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of July 11, 1994 between the Company and Continental Stock Transfer & Trust Company, as rights agent a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $1.00 per one one-hundredth (1/100) share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and
(ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after July 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Certain Reclassifications and Other Events.

          (A) In the event that holders of shares of Common Stock of the Company receive after July 15, 1994 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entit1ed, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

          (B) In the event that holders of shares of Common Stock of the Company receive after July 15, 1994 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

          (C) In the event that holders of shares of Common Stock of the Company receive after July 15, 1994 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

          (D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board is open. if the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

          Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

          Section 9.  Effective Time of Adjustment.

          (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

          Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Articles of Incorporation of the Company.

          Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of Preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

          Section 12. Amendment. The provisions hereof and the Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 12th day of July, 1994.

                               JACKPOT ENTERPRISES, INC.

                               /s/ Frederick Sandvick
                               _______________________________
                               Name:  Frederick Sandvick
                               Title: Executive Vice President

ATTEST:

/s/ A. J. Hicks
____________________________
A. J. Hicks, Secretary


                     CORPORATE ACKNOWLEDGMENT

STATE OF NEVADA  )
                 )  ss.:
COUNTY OF CLARK  )

          On this 12th day of July, 1994, before the undersigned, a Notary Public in and for Clark County, Nevada, personally appeared Frederick Sandvick, known to me to be the person who executed the foregoing Certificate of Designations and known to me to be Executive Vice President of Jackpot Enterprises, Inc. and acknowledged to me that he executed the same as an official and duly authorized act of such entity for the purposes therein expressed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the state and County and on the day and year first above written.

                              /s/ Sharon H. Bulloch
                              ________________________________
                              Notary Public

(SEAL)                        My commission expires:
                              April 23, 1997
                              ________________________________


                     CORPORATE ACKNOWLEDGMENT

STATE OF NEVADA  )
                 )  ss.:
COUNTY OF WASHOE )

          On this 18th day of July, 1994, before the undersigned, a Notary Public in and for Washoe County, Nevada, personally appeared A. J. Hicks, known to me to be the person who executed the foregoing Certificate of Designations and known to me to be Secretary of Jackpot Enterprises, Inc. and acknowledged to me that he executed the same as an official and duly authorized act of such entity for the purposes therein expressed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the state and County and on the day and year first above written.

                              /s/ Sarah Jo Smithson
                              ________________________________
                              Notary Public

(SEAL)                        My commission expires:
                              August 2, 1994
                              ________________________________

                 CERTIFICATE OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF
                    JACKPOT ENTERPRISES, INC.


     The undersigned certify as follows:

     1. That they are the President and Secretary, respectively, of JACKPOT ENTERPRISES, INC., a Nevada corporation (the
"Corporation").

     2. That by action taken by written consent of all of the members, the Board of Directors of the Corporation on June 7, 1999, authorized the following amendment to the Corporation's
Articles of Incorporation:

         RESOLVED: That Article IV of the Corporation's Articles of Incorporation shall be amended such that the first paragraph thereof shall be deleted in its entirety and replaced with the following:

          "The amount of the authorized capital stock of the corporation is 60,000,000 common shares with a par value of $.01 per share and 1,000,000 preferred shares with a par value of $1.00 per share."

     3. That at a meeting of the stockholders of the Corporation held on September 14, 1999, the stockholders voted to adopt the foregoing amendment to the Corporation's Articles of Incorporation. The amendment was approved by the holders of 6,773,756 shares of the Corporation's $.01 par value common stock, representing approval of the amendment by the holders of 78.6% of the shares entitled to vote with respect to such amendment. The total number of outstanding shares of common stock of the Corporation having voting power with respect to such amendment is 8,616,538.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Articles of Incorporation effective as of the 6th day of October, 1999.

                              /s/ Don R. Kornstein
                              _____________________________
                              Don R. Kornstein, President

                              /s/ Alvin J.Hicks
                              _____________________________
                              Alvin J. Hicks, Secretary

STATE OF NEVADA,  )
                  ) ss.
COUNTY OF CLARK.  )

     This instrument was acknowledged before me on October 6th, 1999, by Don R. Kornstein, President of Jackpot Enterprises, Inc.

                              /s/ Christina L. Fleischmann
                              _____________________________
                              Notary Public

STATE OF NEVADA,  )
                  ) ss.
COUNTY OF WASHOE. )

     This instrument was acknowledged before me on October 6th, 1999, by Alvin J. Hicks, Secretary of Jackpot Enterprises, Inc.

                              /s/ Sarah Jo Smithson
                              _____________________________
                              Notary Public